                                                             Exhibit Number 10.5

                   AMENDED AND RESTATED FORBEARANCE AGREEMENT
                   ------------------------------------------

THIS AMENDED AND RESTATED FORBEARANCE AGREEMENT ("Agreement") is entered into on April 28, 1995 by and between UNIVERSITY REAL ESTATE PARTNERSHIP V, a California limited partnership ("Borrower") and IMPERIAL BANK, a California banking corporation ("Imperial")

                                    RECITALS
                                    --------

     A. Prior to the date hereof, Imperial made a loan ("Loan 164") to Borrower in the original principal sum of $7,650,000.00. Loan 164 is evidenced by that certain promissory note ("Loan 164 Note") dated November 29, 1989, in the original principal sum of $7,650,000.00, executed by Borrower in favor of Imperial. The Loan 164 Note is secured by, among other things, that certain deed of trust ("Loan 164 Deed of Trust") dated November 29, 1989, executed by Borrower in favor of Imperial, and recorded December 1, 1989 as Instrument
No. 89-650874 in the Official Records of San Diego County, California, encumbering that certain real property ("Property") more particularly described in Exhibit "A", attached hereto.

     B. Prior to the date hereof, Imperial made a loan ("Loan 197") to Borrower in the original principal sum of $1,500,000.00. Loan 197 is evidenced by that certain promissory note ("Loan 197 Note") dated September 9, 1993, in the original principal sum of $1,500,000.00, executed by Borrower in favor of Imperial. The Loan 197 Note is secured by, among other things, that certain deed of trust ("Loan 197 Deed of Trust") dated September 9, 1993, executed by Borrower in favor of Imperial, and recorded September 15, 1993 as Instrument No. 93-0608395 in the Official Records of San Diego County, California, encumbering the Property.

     C. Borrower is currently in default under Loan 164 and Loan 197, and all outstanding principal under the Loan 164 Note and the Loan 197 Note, together with accrued but unpaid interest and other charges thereon is currently due and payable in full.

     D. Imperial has caused to be recorded: (i) a Notice of Default in connection with Loan 164, which recorded January 17, 1995 as instrument no. 95-0018683 in the Official Records of San Diego County, California; and (ii) a Notice of Default in connection with Loan 197, which recorded January 17, 1995 as instrument no. 95-0019289 in the Official Records of San Diego County, California.

     E. Prior to the date hereof, Borrower and Imperial executed that certain Forbearance Agreement ("Original Agreement") dated March 27, 1995 in connection with Loan 164 and Loan 197.


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

     F. Borrower and Imperial desire to enter into this Agreement for the purposes of amending and restating the provisions of the Original Agreement.


                              OPERATIVE PROVISIONS
                              --------------------

Now therefore, for valuable consideration, the receipt and adequacy of which are hereby agree as follows:

     1.   Forbearance from Proceeding with Foreclosure
          --------------------------------------------

(a) Provided that Borrower: (i) makes the payments described in paragraph 2 below to Imperial, in immediately available funds, and at the times and in the manner set forth in said paragraph 2; and (ii) performs each of its additional obligations under this Agreement, at the times and in the manner set forth herein, then in such event, Imperial shall forbear from preceding with foreclosure or take any other action in connection with the default with respect to the Loan 164 Deed of Trust and the Loan 197 Deed of Trust for a period ("Forbearance Period") commencing as of the date hereof through December 1, 2000.

(b) Upon the earlier to occur of: (i) the termination of the Forbearance Period; or (ii) a default by Borrower under this Agreement, including without limitation, the failure by Borrower to make any payment to Imperial described in paragraph 2 below, at the time and in the manner set forth in said paragraph 2, then in such event, the provisions of this paragraph shall be null and void, and Imperial shall have the right to enforce any of the remedies afforded to Imperial for any default by Borrower under Loan 164 or Loan 197 including without limitation, and subject to applicable California law, the sale of the Property.

     2.   Payments.
          ---------

(a) On April 1, 1995, Borrower shall pay to Imperial, in immediately available funds, an aggregate amount equal to the sum of: (i) an amount equal to the interest which has accrued on the outstanding principal balance of Loan 164 during the period commencing September 1, 1994 through and February 28, 1995, at an interest rate equal to nine percent (9.0%) per year; and (ii) an amount equal to the interest which has accrued on the outstanding principal balance of Loan 197 during the period commencing September 1, 1994 through and including February 28, 1995, at an interest rate equal to eleven percent (11%) per year. Promptly thereafter, Imperial shall rescind the Notice of Default on Loan 164 described in paragraph D above. The interest rates described in this paragraph 2(a) are merely for the purpose of calculating the payments set forth herein and do not in any way modify, amend or alter the interest rates in effect under either Loan 164 or Loan 197.

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

(b) On April 1, 1995 and thereafter on the first day of each month during the Forbearance Period, Borrower shall pay to Imperial, in immediately available funds: (i) the sum of $6,595.00, which sum shall be applied to pay accrued but unpaid interest under Loan 197 and (ii) all payments of principal and accrued interest and other charges then due and payable under Loan 164.

All accrued interest under Loan 197 which is not paid upon application of the payments described in paragraph 2(b)(i) above shall continue to accrue during the Forbearance Period, and shall be either paid or forgiven pursuant to the terms of paragraph 2(c) below.

(c) On December 1, 2000, provided that Borrower complied with the terms and conditions contained in this Agreement, and provided further that no event of default then exists or has been declared on Loan 164 or Loan 197 from the date of the execution hereof, Imperial shall forgive the amount of accrued interest on Loan 197 accruing from March 1, 1995 to December 1, 2000, that remains unpaid after the receipt and application of the amount set forth in paragraph 2(b)(i) above.

Notwithstanding the foregoing, in the event that Borrower is in default under this Agreement, or under Loan 164 or under Loan 197, at any time during the Forbearance Period, all accrued but unpaid interest and other charges shall be immediately due and payable, including without limitation, all accrued but unpaid interest described in paragraph 2(c) above.

     3.   Amendment of Loan 197 Maturity Date.  The maturity date of the Loan
          ------------------------------------
197 Note is hereby changed to December 1, 2000.

     4.   Entire Agreement.  No employee or agent of any of the parties hereto
          -----------------
has the authority to orally modify any term or condition of this Agreement nor any authority to make any representation or agreement other than as contained in this Agreement, and unless any representation or agreement is contained in this Agreement or added by written agreement executed by each of the parties hereto, it shall not be binding nor otherwise affect the validity of this Agreement.

     5.   Amendment of Agreement.  No modification of, deletion from, or
          -----------------------
addition to this Agreement shall be effective unless made in writing and executed by each of the parties hereto.

     6.   Waiver.  The failure by any party to enforce any term or provision of
          -------
this Agreement, the Notes or the Deeds of Trust shall not constitute a waiver of the right to enforce the same term or provision or any other term or provision, thereafter. No wavier by any party of any term or provision of this Agreement, the Notes or the Deeds of Trust shall be deemed or shall constitute a waiver of any other provision of this Agreement, the Notes or the Deeds of Trust (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in writing.

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

     7.   Severability.  In the event any clause, sentence, term or provision of
          -------------
this Agreement shall be held by any court of competent jurisdiction be illegal, invalid or unenforceable for any reason, the remaining portions of this Agreement shall nontheless remain in full force and effect.

     8.   Construction of Agreement.  The section headings contained in this
          --------------------------
Agreement have been inserted for convenience only, and shall not be considered or referred to in resolving questions or interpretation or construction. In determining the meaning of, or resolving any ambiguity with respect to, any word, phrase or provision of this Agreement, no uncertainty or ambiguity shall be construed or resolved against any party under any rule of construction, including the party primarily responsible for the drafting and preparation of this Agreement. The parties hereto acknowledge that they were represented by legal counsel in conjunction with this transaction.

     9.   Gender and Intonation.  Wherever the context of this Agreement may so
          ----------------------
require, the gender shall include the masculine, feminine and neuter, and the intonation shall include the singular and plural.

     10.  Governing Law. This Agreement is made under and shall be construed in
          --------------
accordance with and governed by the laws of the State of California, without giving effect to the principals of conflicts of law.

     11.  Attorneys' Fees.  In the event either party to this Agreement shall
          ---------------
commence legal proceedings against the other to enforce the provisions of this Agreement or to declare rights and/or obligations under this Agreement, the prevailing party shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as shall be determined by the court.

     12.  Time of Essence.  Time is of the strictest essence with respect to the
          ----------------
obligations of each party under this Agreement.

     13.  Inurement.  This Agreement shall inure to the benefit of and be
          ----------
binding upon the parties hereto, and their respective successors and assigns.

     14.  Execution Date.  Notwithstanding anything contained herein to the
          ---------------
contrary, in the event Borrower fails to: (i) execute and deliver a copy of this Agreement to Imperial; and (ii) make the payment described in paragraph 2(a) above to Imperial on or before April 1, 1995, then in such event this Agreement shall immediately terminate, and each of the provisions hereof shall be null and void, and of no further force or effect.

     15.  Incorporation of Recitals.  The foregoing Recitals are incorporated
          --------------------------
herein by this reference.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.


IMPERIAL BANK, a California banking corporation



By: /s/ David Blitz
    --------------------------------
     David Blitz, Sr. Vice President



UNIVERSITY REAL ESTATE PARTNERSHIP V,
a California limited partnership

By:  University Advisory Company,
     a California general partnership, general partner

     By:  Southmark Investors, Inc.,
          a Nevada corporation, general partner

          By: /s/ Charles B. Brewer
              ---------------------------------------
          Charles B. Brewer, Executive Vice President

     By:  Southmark Commercial Management, Inc.,
          a Georgia corporation, general partner

          By: /s/ Charles B. Brewer
              ---------------------------------------
          Charles B. Brewer, Executive Vice President


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